Exhibit 23


                              CONSENT OF INDEPENDENT
                         REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-36876) of FNB Corporation of our reports dated February 1, 2002, January 31, 2003, February 2, 2004 and February 18, 2005 relating to the consolidated balance sheets of FNB Corporation and subsidiaries as of December 31, 2001, 2002, 2003 and 2004, respectively, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years then ended appearing in the Annual Reports on Form 10-K of FNB Corporation for the years ended December 31, 2001, 2002 and 2003 and in the Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2004, and our report dated March 30, 2005 with respect to management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting of FNB Corporation appearing in the Annual Report on Form 10-K/A of FNB Corporation for the year ended
December 31, 2004.


                                         s/Brown, Edwards & Company, L.L.P.
                                         CERTIFIED PUBLIC ACCOUNTANTS


Bluefield, West Virginia
April 15, 2005